Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of Alpha Beta Netherlands Holding N.V. of our report dated February 25, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of NYSE Euronext, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 4, 2011